Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-81059, 333-81053, 333-69907, 333-69899, 333-65447, 333-49113, 333-69901, 333-95791, 333-46272, 333-46274, 333-102052, 333-102053, 333-109411, 333-117065, 333-124370, 333-142435, 333-142436, 333-159674, 333-159675, 333-180814, 333-180815, 333-204027, 333-217504, 333-232177, 333-256891, 333-274836) on Form S-8 of our report dated February 17, 2023, except for Note 14, as to which the date is February 19, 2025, with respect to the consolidated financial statements of Sonic Automotive, Inc.

/s/ KPMG LLP
Charlotte, North Carolina
February 19, 2025